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                                                                  EXHIBIT 99.4

                             RECOMMENDED SHARE OFFER

                                       BY

                          LIFE SCIENCES RESEARCH, INC.

                                       FOR

               ALL OF THE ISSUED AND TO BE ISSUED SHARE CAPITAL OF

                       HUNTINGDON LIFE SCIENCES GROUP PLC

THERE WILL BE AN INITIAL OFFER PERIOD THAT WILL EXPIRE AT 3:00 PM (LONDON TIME), 10:00 AM (NEW YORK CITY TIME) ON NOVEMBER 13, 2001, UNLESS LSR SPECIFIES A LATER EXPIRATION DATE. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, LSR WILL EXTEND THE OFFER FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 DAYS. HOLDERS OF HUNTINGDON LIFE SCIENCES GROUP PLC ("HUNTINGDON") SECURITIES WILL HAVE WITHDRAWAL RIGHTS DURING THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD, AS DESCRIBED IN MORE DETAIL IN PARAGRAPH 5 OF PART B OF APPENDIX 1 TO THE OFFER DOCUMENT.

October 16, 2001

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

      Life Sciences Research, Inc. (the "LSR" or "Offeror") is offering to purchase, upon the terms and subject to the Conditions set forth in the Offer Document dated 16 October 2001 (the "Offer Document") and the related Letter of Transmittal and Form of Acceptance (which, as amended or supplemented from time to time, together constitute the "Offer"), (i) all issued and to be issued ordinary shares of Huntingdon ("Huntingdon Shares") at an exchange rate of 1 share of voting common stock of LSR, par value $.01 per share (the "LSR Voting Common Stock" or the "LSR Shares"), for every 50 Huntingdon Shares and (ii) all American Depositary Shares of Huntingdon ("Huntingdon ADSs"), each representing 25 Huntingdon Shares, at an exchange rate of 1 share of LSR Voting Common Stock for every 2 Huntingdon ADSs. Fractional shares of LSR Voting Common Stock will not be issued and holders will receive an amount equivalent to 3.25 pence per Huntingdon Share and 81.25 pence per Huntingdon ADS in lieu of a fractional share of LSR Voting Common Stock.

      For your information and for forwarding to those of your clients for whom you hold Huntingdon ADSs registered in your name or in the name of your nominee, we are enclosing the following documents:

      1.    The Offer Document;

      2. The Letter of Transmittal to be used by holders of Huntingdon ADSs to accept the Offer;

      3.    The Notice of Guaranteed Delivery;

      4. A printed form of letter that may be sent to your clients for whose account you hold Huntingdon ADSs registered in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

      5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

      6.    The return envelope addressed to the US Depositary.

      YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENT(S) AS SOON AS POSSIBLE.
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      THE OFFER CANNOT BE ACCEPTED IN RESPECT OF HUNTINGDON SHARES BY MEANS OF A
LETTER OF TRANSMITTAL OR NOTICE OF GUARANTEED DELIVERY. A FORM OF ACCEPTANCE FOR ACCEPTING THE OFFER IN RESPECT OF HUNTINGDON LIFE SCIENCES SHARES CAN BE
OBTAINED FROM HUNTINGDON (ACTING AS RECEIVING AGENT).

      In all cases, payment for Huntingdon ADSs purchased pursuant to the Offer will be made only after timely receipt by the US Depositary of American Depositary Receipts evidencing such Huntingdon Life Sciences Group ADSs ("Huntingdon ADRs") or a confirmation of book-entry transfer, together with the Letter of Transmittal properly completed and duly executed, and any other documents required by the Letter of Transmittal.

      If a holder of Huntingdon ADSs wishes to accept the Offer in respect of Huntingdon ADSs and the Huntingdon ADRs evidencing such Huntingdon ADSs are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the US Depositary while the Offer remains open for acceptances, such holder's acceptance of the Offer in respect of Huntingdon ADSs may be effected by following the guaranteed delivery procedures specified in paragraph 12.2(h) of Part 2 of the Offer Document.

      Inquiries you may have with respect to the Offer should be addressed to Huntingdon Life Sciences Group at the addresses and telephone numbers set forth in the Offer Document and additional copies of the enclosed materials may be obtained from Huntingdon.

      Capitalized terms and certain other terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Offer Document.

                                    Very truly yours,



                                    LIFE SCIENCES RESEARCH, INC.


      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF THE OFFEROR, THE US DEPOSITARY, OR HUNTINGDON (ACTING AS RECEIVING AGENT) OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER DOCUMENT OR THE LETTER OF TRANSMITTAL.


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